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EX-23.1
Consent of Coopers & Lybrand L.L.P.




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 and in the Prospectus constituting a part thereof of our report dated December 18, 1996, on our audits of the consolidated financial statements of Multimedia Games, Inc. and Subsidiaries. We also consent to the reference of our firm under the caption "EXPERTS."


COOPERS & LYBRAND L.L.P.

Tulsa, Oklahoma
March 11, 1997